SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2001.

E. W. BLANCH HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-11794 (Commission File Number)	41-1741779 (I.R.S. Employer Identification No.)

500 N. Akard, Suite 4500, Dallas, TX (Address of principal executive offices)	75201 (Zip Code)

Registrant’s telephone number, including area code: (214)756-7000

(Former name or former address, if changed since last report.)

Item 5. Other Events

See attached Press Release

Item 7. Financial Statements and Exhibits

(c) Exhibits 99.1 Press release dated January 26, 2001

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

E. W. BLANCH HOLDINGS, INC.
Date: February 2, 2001	By /S/ SUSAN WOLLENBERG Susan Wollenberg Senior Vice President and Chief Financial Officer

FOR IMMEDIATE RELEASE	Contact:	Todd Redepenning
January 26, 2001		(214) 756-7000

E.W. BLANCH HOLDINGS, INC. APPOINTS CHRIS WALKER AS
CHAIRMAN AND CEO

Dallas, TX - E.W. Blanch Holdings, Inc. (NYSE: EWB) said today that its Board of Directors has appointed Chris L. Walker, currently President and Chief Operating Officer, to the additional posts of Chief Executive Officer and Chairman of the Board, replacing Ted Blanch, who has been named Chairman Emeritus. Mr. Blanch will work closely with Mr. Walker and other members of E.W. Blanch's senior management team to ensure a smooth transition, and is expected to serve in a consulting capacity thereafter. Mr. Walker's election culminates the succession planning that was begun when Mr. Walker was appointed President and Chief Operating Officer in July 1995.

“The Board, on behalf of shareholders and employees, is grateful for Ted’s leadership, hard work and significant contributions in making E.W. Blanch a leading provider of integrated risk management and distribution services,” said Mr. Walker. “I am honored to be asked to build on what Ted has accomplished throughout his distinguished career, beginning with the founding of the company by his father in 1957, continuing after we went public in 1993, through today.”

E.W. Blanch Holdings, Inc. is a leading provider of integrated risk management and distribution services, including reinsurance intermediary services, risk management consulting and administration services and primary distribution services. The Company is headquartered in Dallas, Texas with branch offices throughout the United States and strategic locations in Europe, Latin America and the Pacific Rim. For more information, check the Internet at www.ewb.com.

Except for the historical information contained herein, the matters discussed in this news release are forward looking statements that involve risks and uncertainties, many of which are outside the Company’s control and, accordingly, actual results may differ materially. The Company’s Form 10-K filed with the SEC includes a discussion of these risk factors and is incorporated herein by reference.